UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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NexTier Oilfield Solutions Inc.

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2023 Annual Meeting of Shareholders June 2023 NYSE: NEX 1 1 voodoo

The Proxy Statement, Notice of 2023 Annual Meeting of Shareholders and 2022 Annual Report are available at **https://investors.nextierofs.com/**

MEETING INFORMATION

Meeting Type: Annual Meeting

Date: June 13, 2023

Time: 9:30am (CDT)

Location: NexTier Company Headquarters

3990 Rogerdale Rd., Houston, TX 77042

Vote by Internet

www.proxypush.com/NEX

Vote by Phone

Call 1-866-475-3790

Vote by Mail

Follow the instructions on your proxy card

Vote in Person

Attend our Annual Meeting and vote by ballot

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Proxy Voting Roadmap Voting Matter Board Vote Recommendation FOR Item 1 Election of eleven directors each nominee Ratification of selection of KPMG LLP as our independent registered Item 2 FOR public accounting firm for 2023 Item 3 Approval of advisory resolution on 2022 executive compensation FOR Approval of the amendment and restatement of the NexTier Oilfield Item 4 FOR Solutions Inc. Equity and Incentive Award Plan 3

Executive Summary Upcoming Proxy Vote Considerations Industry-Leading Returns: NexTier delivered industry-leading financial results in 2022 and is committed to returning capital to shareholders. The Board is requesting Performance Driven Compensation: Our performance-driven executive your vote FOR each compensation program is built on best practices and aligns management to work towards goals that drive return on stockholder investment. proposal including the amended equity plan and On the Path to Diversity: We are committed to thoughtful board refreshment election of all 11 directors that includes a mix of diverse directors who complement each other, and we believe that this diversity will help us to achieve our long-term goals. 4

1. NexTier delivered industry-leading financial results in 2022 and is committed to returning capital to shareholders.

NexTier Delivered Strong Financial Results in 2022 2022 vs. 2021-Strong rebound from COVID pandemic market downturn 1 1 Revenue Adj. EBITDA Diluted EPS FCF $3.24B $657M $1.26 $295M Up 5.8x Negative Negative +128% in 2021 in 2021 1 Source: Adjusted EBITDA and FCF (or Free Cash Flow) are non-GAAP financial measures. For a reconciliation of Adjusted EBITDA and FCF, please see the tables in the appendix. 6

2022 Shareholder Returns Outpaced Sector 1 2022 Total Shareholder Returns NexTier vs. OFS Peers NexTier significantly outperformed 180.0% the OFS market in delivering total 160% 160.0% shareholder returns in 2022. ▪ Delivered 160% total shareholder 140.0% return 120.0% th ▪ 15 best performing stock in both the 102% 97% Russell 2000 and Russell 3000 in 2022 100.0% ▪ Added to the S&P Small Cap 600 (March 80.0% 2023) 66% .OSX Index = 59% 60.0% ▪ Significantly outperformed the PHLX Oil Service Sector Index (.OSX) 39% 40.0% 28% ▪ Significantly outperformed similar-sized peers Liberty Energy (LBRT) and ProFrac 20.0% (ACDC) 0.0% 2 NEX PTEN RES LBRT ACDC PUMP (1) Includes share price appreciation and dividends from market close on December 31, 2021 to December 31, 2022. 7 (2) ACDC only includes returns from IPO on May 13, 2022 to December 31, 2022.

Substantial Portion of 2023 Free Cash Flow Allocated to Shareholder Returns BALANCE SHAREHOLDER RETURNS 2023 ESTIMATED FREE CASH FLOW: $500M AND INORGANIC GROWTH ~$500M FCF PATH TO NET DEBT ZERO IN 2023 Non-CapEx Allocation ▪ Net Debt of $139 million as of 3/31/2023 Share Repurchase ▪ No term loan maturities until 2025; low cost of debt Path to Net Debt Zero SHAREHOLDER RETURNS ▪ Buyback authorization of $250 million to shareholders through year-end 2023 $250M ▪ Initial focus is on repurchasing shares ALLOCATED TO SHAREHOLDER RETURNS NON-CAPEX ALLOCATION ▪ Flexibility for opportunistic M&A and/or to increase shareholder return program 2023E Uses of Free Cash Flow ▪ Increase balance sheet strength 8

Capital Allocation Framework includes significant allocation to Repeatable Shareholder Return Program MAXIMIZE SHAREHOLDER VALUE AND FINANCIAL RETURNS Repeatable Shareholder Non-CapEx Allocation Return Program Option to participate in strategic M&A Allocation and/or increase shareholder return Target return of at least 50% of Free program; target maximum return on Cash Flow annually to shareholders Strategy capital Target Sustained Free Cash Flow Strong Balance Sheet Annual CapEx 8-9% of Revenue Prioritize a Path to Net Debt Zero and Winning Maintain Strong Liquidity Maintain the fleet, transition to Foundation natural gas over time, and grow the integration machine 9

2. Our performance-driven executive compensation program is built on best practices and aligns management to work towards goals that drive return on stockholder investment.

Amended Equity Plan Proposal In the 2023 Annual Stockholders Meeting, NEX has submitted a proposal to: ▪ Share Increase: Increase shares available under the plan by an additional 10 million shares. ▪ Memorialize Current Governance Practices: ▪ Include express language providing for a minimum 1-year vesting for equity awards. ▪ Include express language clarifying double trigger vesting on change in control (CIC + termination). The Board is Requesting Your Vote FOR this Proposal 11 11

Our Executive Compensation Program is built on best practices consistently supported by Shareholders Advisory votes on Executive Compensation have The Key Merits of NexTier’s Executive Compensation consistently received support from >90% of shareholders Program Consistently Supported by Shareholders: ▪ Peer group reflective of industry & comparable in size ▪ Emphasis on variable compensation tied to annual financial Shareholders Voting “Yes” on Executive Compensation performance 105.00% ▪ More than 50% of CEO’s target total compensation are 99.3% conditioned upon performance 100.00% 97.0% ▪ Incentive programs emphasize financial performance and 93.1% 95.00% shareholder value using EBITDA, Free Cash Flow, ESG and Total 5-yr Average = 93.3% Shareholder Return 90.00% 92.1% ▪ Relative TSR LTI awards are capped at target when TSR performance is negative 85.00% ▪ Stock ownership requirements for senior executive officers 85.1% and non-employee directors 80.00% ▪ Clawback policy 75.00% ▪ NO single trigger change in control equity vesting 2018 2019 2020 2021 2022 12

NexTier stock dilution has decreased, moving toward a normalized level since 2021 History of NexTier Stock Dilution Burn Rate percentage provided by ISS = Average Share Price at Time of Grant 10% $10 9% Higher Burn Rate during Pandemic Era: $9 $8.48 ▪ Depressed NEX stock price in 2020 and 2021 during Covid, 8% $8 Last Share Increase: 2021 in which equity was used to retain employees ▪ The eligible employee base for awards increased post Keane & C&J Energy merger 7% $7 ▪ Equity was issued in connection with strategic acquisition (Alamo) Lower Burn Rate in Post- 6% $6 Based on current NEX stock Pandemic Era: price and current equity 5% $5 ▪ Higher NEX stock price results compensation mix we in fewer shares issued for $3.68 equity compensation 4% $4 believe the share increase ▪ Executive performance during $3.21 pandemic lead directly to the would provide sufficient 3% increased share price and the $3 resulting lower dilution 3.01% shares for 3+ years 2% $2 2.35% 1.53% 1% $1 0% $0 2020 2021 2022 13

3. We are committed to thoughtful board refreshment that includes a mix of diverse directors who complement each other, and we believe that this diversity will help us to achieve our long-term goals.

Approve Election of Directors In the 2023 Annual Stockholders Meeting, NEX has submitted a proposal for: ▪ Election of Directors: To elect each of the eleven individuals named in the Proxy Statement until the 2024 Annual Meeting of Stockholders The Board is Requesting Your Vote FOR this Proposal 15 15

Our Board has been consistently evolving to include well-qualified, independent, and diverse Directors

C&J ENERGY SERVICES

KEANE

NEXTIER

2019

Reduction in Board Size as C&J/Keane merger formed combined board of 12 directors reducing from 19 total directors



19
12
Keane + C&J
Merged Co.

2020

Additional Reduction in Board Size following C&J/Keane Merger, reduced board size from 12 to 9 total directors



12
9
Merged Co.
NexTier

2021

Updated Corporate Governance Guidelines to include – "Any director search for the purpose of identifying new candidates for appointment to the Board must include diverse candidates generally and **must include ethnically diverse candidates and gender diverse candidates** in particular."

2022

Appointed Ethnically Diverse Director with digital and artificial intelligence and cybersecurity expertise, increasing board size to 10



NexTier welcomes
Bernardo J. Rodriguez

2023

Appointed Gender Diverse Director with experience in leadership and advocacy in responsible operations in the energy sector, increasing board size to 11



NexTier welcomes
Leslie A. Beyer

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Our Board has been continuously optimizing its size and composition to achieve high performance

NexTier's board can nominate 9 of 11 total board nominees

72.7% (8) of total board nominees are Independent


Nominated Pursuant to Shareholders Agreement[1]
Nominated by NexTier, Not Independent
NexTier Independent Nominees

(1) Shareholder agreement provides Keane Investor Holdings/Cerberus ("KIH") designates 2 directors with ownership ≥ 12.5% and 1 director with ownership ≤ 12.5% but ≥ 7.5%. KIH current ownership approximately 14%.

Name	Age	Position
Leslie Beyer Independent	47	Chief Executive Officer of Energy Workforce & Technology Council
Stuart Brightman Independent	66	Retired CEO and President of TETRA Technologies, Inc.
Robert Drummond President, Chief Executive Officer	62	Schlumberger Limited in various executive positions
Gary M. Halverson Independent	64	Retired Group President Drilling & Production Systems at Cameron
Patrick Murray Chairman; Independent	80	Retired President & CEO Dresser, Inc.
Amy H. Nelson Independent	54	President and Founder of Greenridge Advisors, LLC
Mel Riggs Independent	68	Retired Chief Operating Officer of Clayton Williams Energy, Inc.
Bernardo Rodriquez Independent	58	Chief Digital & Technology Officer at J.D. Power
Michael Roemer Independent	64	Founder Roemer Financial Consulting
James C. Stewart *KIH/Cerberus Nominee*	60	Retired Chief Executive Officer of Keane Group, Inc.
Scott Wille *KIH/Cerberus Nominee*	42	Senior Managing Director at Cerberus Capital Management, L.P.

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NexTier recommends you vote FOR each proposal including the amended equity plan and election of all 11 directors… …So we can continue working our plan to generate industry-leading shareholder returns.

Forward Looking Statements & Disclosures All statements other than statements of historical facts contained in this presentation and any oral statements made in connection with this presentation, including guidance for 2023 and beyond, outlook information (including with respect to the industry in which NexTier conducts its business), statements regarding our future operating results, financial position and business strategy, plans and objectives of management for future operations, and management expectation regarding the capabilities and impact of our products and services on our operating results and financial position, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company’s control. Statements of assumptions underlying or relating to our forward-looking statements are also forward-looking statements. Where a forward-looking statement expresses or implies an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. The words “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “forecast,” “future,” “goal,” “intend,” “may,” “outlook,” “plan,” “potential,” “predict,” “project,” “reflect,” “see,” “should,” “target,” “will,” and “would,” or the negative or plural thereof, and similar expressions, are intended to identify such forward-looking statements. Any forward- looking statements contained in this presentation or in oral statements made in connection with this presentation speak only as of the date on which we make them and are based upon our historical performance and on current plans, estimates and expectations. These factors and risks include, but are not limited to, (i) NexTier’s business strategy, plans, objectives, expectations and intentions; (ii) NexTier’s future operating results; (iii) dependence on capital spending and well completion by the onshore oil and natural gas industry and demand for services in the industry in which NexTier conducts its business; (iv) the variability of crude oil and natural gas commodity prices; (v) changing regional, national or global economic conditions, including oil and gas supply and demand and the impact of geopolitical conditions on those prices; (vi) the competitive nature of the industry in which NexTier conducts its business, including pricing pressures; (vii) the impact of pipeline capacity constraints and adverse weather conditions in oil or gas producing regions; (viii) the effect of government regulation, including regulations of hydraulic fracturing, and the operating hazards of NexTier’s business; (ix) the effect of a loss of, or the financial distress of, or interruption in operations of one or more NexTier suppliers, materials or customers; (x) the ability to maintain the right level of commitments under NexTier’s supply agreements; (xi) impact of new technology on NexTier’s business; (xii) impact of any legal proceedings, liability claims and external investigations; (xiii) the ability to obtain permits, approvals and authorizations from governmental and third parties; (xiv) the ability to identify, effect and integrate acquisitions, divestitures and future capital expenditures and the impact of such transactions; (xv) environmental, social, and governance matters, including investor focus and industry perception; (xvi) the ability to employ a sufficient number of skilled and qualified workers; (xvii) the ability to service debt obligations and access capital; (xviii) the market volatility of our stock; (xix) the impact of our stock buyback program, (xx) our ability to maintain effective information technology systems and the impact of cybersecurity incidents on our business, (xxi) the impact of inflation on our business, and (xxii) other risks detailed in Nex Tier’s latest Annual Report on Form 10-K, including, but not limited to “Part I, Item 1A. Risk Factors” and “Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our other filings with the Securities and Exchange Commission (the “SEC”), which are available on the SEC website or www.NexTierOFS.com. “Forward- looking statements” also include, among other things, (a) statements about NexTier’s ability to participate in any shareholder return program and (b) statements regarding NexTier’s business strategy, its business and operation plan (including its ability to execute on its well site integration strategy), its future performance (including expected financial results), and its capital allocation strategy. There may be other factors of which NexTier is currently unaware or deem immaterial that may cause its actual results to differ materially from the forward-looking statements. NexTier assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates, to reflect events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events, except as may be required under applicable laws. Investors should not assume that any lack of update to a previously issued “forward-looking statement” constitutes a reaffirmation of that statement. The contents of any website referenced in this presentation are not incorporated herein by reference. 19

Non-GAAP Financial Measures We have included in this presentation and in oral comments made in connection with this presentation certain non-GAAP financial measures. These measurements provide supplemental information which management believes are useful to analysts and investors to evaluate our ongoing results of operations. You should not consider them in isolation from, or as a substitute for, analysis of our results under GAAP. Non-GAAP financial measures in this presentation include EBITDA, Adjusted EBITDA, Free Cash Flow, Annualized Adjusted EBITDA per Deployed Fleet, ROIC, Annualized ROIC, Return on Total Capital, and FCF conversion. Management believes the presentation of these measures gives useful information to investors and stockholders as they provide increased transparency and insight into the performance of NexTier. EBITDA is defined as net income (loss) adjusted to eliminate the impact of interest, income taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA, as further adjusted with certain items management does not consider in assessing ongoing performance. Management uses adjusted EBITDA to set targets and to assess the performance of NexTier. Free Cash Flow or “FCF” is defined as the net increase (decrease) in cash and cash equivalents before financing activities, excluding acquisitions. NexTier believes free cash flow is important to investors in that it provides a useful measure to assess management's effectiveness in the areas of profitability and capital management. For a reconciliation of these non-GAAP measures presented on a historical basis, please see the tables at the end of this presentation. Reconciliations of forward-looking non-GAAP financial measures to comparable GAAP measures are not available due to the challenges and impracticability with estimating some of the items, particularly with estimates for certain contingent liabilities, and estimating non-cash unrealized fair value losses and gains which are subject to market variability and therefore a reconciliation is not available without unreasonable effort. 20

Appendix 21

Reconciliation and Calculation of Non-GAAP Financial Measurements

Adjusted EBITDA

($ thousands)	Three Months Ended							
	Mar. 31, 2021	Jun. 30, 2021	Sept. 30, 2021	Dec. 31, 2021	Mar. 31, 2022	Jun. 30, 2022	Sept. 30, 2022	Dec. 31, 2022
Net Income (Loss)	$ (54,502)	$ (31,781)	$ (43,994)	$ 10,854	$ 8,792	$ 68,458	$ 104,734	$ 132,985
Interest expense, net	4,206	5,726	6,701	7,976	7,374	7,344	7,150	6,514
Income tax expense	857	621	472	(264)	160	1,240	1,560	1,600
Depreciation and amortization	45,868	40,671	44,861	52,764	55,163	58,794	56,542	58,760
EBITDA	**$ (3,571)**	**$ 15,237**	**$ 8,040**	**$ 71,330**	**$ 71,489**	**$ 135,836**	**$ 169,986**	**$ 199,859**
Plus management adjustments								
Acquisition, intergation and expansion (1)	-	178	4,752	3,779	9,232	23,682	27,521	3,000
Non-cash stock compensation (2)	5,203	4,889	7,350	7,235	7,815	7,547	7,119	7,114
Market driven costs (3)	7,295	378	578	504	-	-	-	-
Diverstiture of business (4)	(785)	2,428	5,927	279	541	905	1,090	(27)
Gain on equity security investment (5)	3,693	(1,331)	522	(3,041)	(5,606)	(2,111)	132	196
Litigation (6)	2,137	1,638	4,000	100	-	416	(179)	-
Tax audit (7)	(13,328)	(8,778)	(2,771)	-	-	-	-	-
Insurance recovery (8)	-	(9,686)	(723)	-	-	-	(11,044)	2,480
Other	25	347	88	44	22	(390)	138	67
Adjusted EBITDA	**$ 669**	**$ 5,300**	**$ 27,763**	**$ 80,230**	**$ 83,493**	**$ 165,885**	**$ 194,763**	**$ 212,689**

(1) Represents transaction and integration costs related to acquisitions, including earn out payments.
(2) Represents non-cash amortization of equity awards issued under the NexTier's Incentive Award Plan.
(3) Represents market-driven severance, leased facility closures, and restructuring costs incurred as a result of significant declines in crude oil prices resulting from demand destruction from the COVID-19 pandemic and global oversupply.
(4) Represents bad debt expense on the sale of the Well Support Services segment to, and related to the bankruptcy filing of Basic Energy Services.
(5) Represents the realized and unrealized (gain) loss on an equity security investment composed primarily of common equity shares in a public company.
(6) Represents increases in accruals related to contingencies acquired in business acquisitions or exceptional material events.
(7) Represents a reduction of NexTier's accrual related to tax audits acquired in business acquisitions.
(8) Represents a gain on insurance recovery in excess of book value due to fire incidents.

22

Reconciliation and Calculation of Non-GAAP Financial Measurements Free Cash Flow ($ thousands) Twelve Months Ended Dec. 31, 2021 Dec.31, 2022 Net cash used in operating activities 454,390 $ (50,787) $ (1) Net cash used in investing activities : Capital expenditures (225,118) (188,478) Proceeds from disposal of assets 50,227 70,432 Proceeds from insurance recoveries 15,351 22,947 Net cash used in investing activities (95,099) (159,540) $ Free Cash Flow (145,886) 294,850 $ $ (1) Twelve months ended December 31, 2022 excludes $27.2 million from the acquisition from Continental Intermodal Group LP and $0.5 million due to net working capital adjustments in connection with the acquisition of Alamo Pressure Pumping (“Alamo”). Twelve months ended December 31, 2021 excludes $100.0 million from the Acquisition of Alamo Pressure Pumping and $2.5 million from a Q2 2021 Completions acquisition 23